                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         American Classic Voyages Co.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                          AMERICAN CLASSIC VOYAGES CO.

                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 11, 1997
                            ------------------------

TO: The Stockholders of American Classic Voyages Co.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Classic Voyages Co. (the "Company") will be held at Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, on Wednesday, June 11, 1997 at 10:00 A.M., Central Daylight Time, for the following purposes:

     1. To elect eight Directors to serve one-year terms, commencing immediately upon their election, or until their respective successors are duly elected and qualified;

     2. To make certain amendments to the 1992 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 9, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. Whether you plan to attend the meeting or not, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          Jordan B. Allen

                                          Jordan B. Allen
                                          Secretary

April 28, 1997
                            ------------------------

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          AMERICAN CLASSIC VOYAGES CO.

                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to stockholders of American Classic Voyages Co., a Delaware corporation (the "Company"), on or about April 28, 1997, in connection with the solicitation of proxies by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606 at 10:00 A.M., Central Daylight Time, on Wednesday, June 11, 1997, and at any adjournment(s) thereof. Stockholders who, after reading this Proxy Statement, have any questions should contact Jordan B. Allen, Secretary of the Company, in Chicago, Illinois at (312) 258-1890.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, stockholders of the Company will consider and vote upon:

           (i) the election of eight Directors of the Company who will serve one-year terms commencing immediately upon their election, or until their respective successors are duly elected and qualified;

           (ii) certain amendments to the 1992 Stock Option Plan; and

          (iii) such other business as may properly come before the meeting or any adjournment(s) thereof.

                            -----------------------------------

     The date of this Proxy Statement is April 28, 1997.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of the Company. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's common stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing these proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, Directors or employees of the Company may solicit proxies personally or by the above-described means without additional remuneration for such activity.

                                 ANNUAL REPORTS

     Stockholders are concurrently being furnished with a copy of the Company's Annual Report for 1996 which contains its audited financial statements at December 31, 1996. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by any stockholder who has not received an Annual Report by contacting Karen Brown, Investor Relations Coordinator of the Company, at Two North Riverside Plaza, Chicago, Illinois 60606, (312) 258-1890, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only stockholders of record at the close of business on April 9, 1997 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, 7,179,747 shares of the Company's common stock, $.01 par value ("Common Stock"), were issued and outstanding. Each share outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The stockholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set. One stockholder of the Company, Equity-DQSB, Inc. ("Equity"), can direct the vote of approximately 51.5% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners" for more information about Equity.

     If a proxy in the form enclosed is duly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted: (i) for election of the Management Nominees (as hereinafter defined) for Directors; (ii) to make certain amendments to the 1992 Stock Option Plan; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of Directors, but will have the effect, as will an abstention, as a vote against the proposed amendments to the 1992 Stock Option Plan. A proxy is revocable prior to its exercise by either a subsequently dated, properly executed, proxy appointment or by a stockholder giving notice of revocation to the Company in writing. The mere presence at the Annual Meeting of a stockholder who appointed a proxy does not itself revoke the appointment.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting, eight Directors will be elected to serve one-year terms commencing immediately upon their election, and will hold office until the next Annual Meeting or until their respective successors are duly elected and qualified. Management's nominees for the eight Director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):
              Corinne C. Boggs
              Philip C. Calian
              Arthur A. Greenberg
              Jerry R. Jacob
              Jon E.M. Jacoby
              Ann Lurie
              Sheli Z. Rosenberg
              Samuel Zell

     All of the Management Nominees are currently serving as Directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Company" in this section. According to the Company's By-laws, the number of Directors of the Company shall be not less than two (2) and not more than nine (9). By resolution, on March 19, 1997, the Board of Directors determined that the number of Directors shall be eight (8).

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by stockholders present in person or represented by proxy shall elect the Directors. It is the present intention of Samuel Zell and Philip C. Calian, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated to elect the Management Nominees as Directors. The Board of Directors does not believe that any of the Management Nominees will be unwilling or unable to serve as a Director. However, if prior to the election of Directors any of the Management Nominees becomes unavailable or unable to serve, the Board of Directors reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee(s).

                      RECOMMENDATION OF BOARD OF DIRECTORS
                    WITH RESPECT TO THE MANAGEMENT NOMINEES

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who has been nominated for election as a Director or is presently an executive officer of the Company.

                                                          PRINCIPAL POSITIONS WITH THE COMPANY;
                                                          PRINCIPAL OCCUPATION OR EMPLOYMENT AND
                    NAME                       AGE             FIVE-YEAR EMPLOYMENT HISTORY
                    ----                       ---        --------------------------------------
Honorable Corinne C. "Lindy" Boggs...........  81    Director of the Company since March 1992;
                                                     Retired; Congresswoman for the Second District
                                                     of Louisiana in the United States House of
                                                     Representatives from 1973 through 1990.
Philip C. Calian.............................  34    Director, President and Chief Executive Officer
                                                     of the Company since February 1995; Executive
                                                     Vice President and Chief Operating Officer of
                                                     the Company from December 1994 until February
                                                     1995; Chairman of the Board of CFI Industries,
                                                     Inc. ("CFI") from March 1995 until August 1996;
                                                     Co-Chairman and Chief Executive Officer of CFI
                                                     from September 1994 until March 1995; Acting
                                                     President and Chief Executive Officer of CFI
                                                     from January 1994 until September 1994; Vice
                                                     President, Chief Financial Officer and Treasurer
                                                     of CFI from September 1993 until September 1994;
                                                     Director of Mergers and Acquisitions of Great
                                                     American Management and Investment, Inc. from
                                                     May 1990 until December, 1994.

Arthur A. Greenberg..........................          56   Director of the Company since 1982; Vice President and
                                                            Assistant Treasurer of the Company from January 1990 until
                                                            June 1994; Member of the accounting firm of Greenberg &
                                                            Pociask, Ltd. since 1971; and Executive Vice President of
                                                            Equity Group Investments, Inc. ("EGI") since 1986.
Jerry R. Jacob...............................          63   Director of the Company since 1991 and a private investor;
                                                            Chairman of the Board of Midway Airlines Corporation from
                                                            August 1994 until February 1997; Vice President of American
                                                            Airlines, Inc. from 1974 to June 1993; Director of the
                                                            Company from 1981 through 1986; and Director of Syratech
                                                            Corp.
Jon E. M. Jacoby.............................          59   Director of the Company since March 1992; Director and
                                                            Senior Executive Vice President of Stephens Inc. and
                                                            Stephens Group, Inc., since February 1997; Executive Vice
                                                            President and Chief Financial Officer of Stephens Inc., and
                                                            Stephens Group, Inc., from 1986 until February 1997; and
                                                            Director of Beverly Enterprises, Inc., Delta and Pine Land
                                                            Company, Inc., and Medicus Systems, Inc.
Ann Lurie....................................          52   Director of the Company since April 1992 and a private
                                                            investor. See "Security Ownership of Certain Beneficial
                                                            Owners" for a discussion of Mrs. Lurie's relationship with
                                                            Equity.
Sheli Z. Rosenberg...........................          55   Director of the Company since December 1991 and Vice
                                                            President and Assistant Secretary of the Company since
                                                            January 1990 and July 1991, respectively; Director,
                                                            President and Chief Executive Officer of EGI since November
                                                            1994 and Director and Executive Vice President of EGI from
                                                            1986 until November 1994; Principal of the law firm of
                                                            Rosenberg & Liebentritt, P.C.; Board Chair of Jacor
                                                            Communications, Inc. ("Jacor"); Director of Anixter
                                                            International Inc. ("Anixter"), Capsure Holdings Corp.
                                                            ("Capsure"); Falcon Building Products, Inc., Manufactured
                                                            Home Communities, Inc. ("MHC"), Quality Food Centers, Inc.
                                                            ("Quality Food"), Revco D.S., Inc. ("Revco"), Sealy
                                                            Corporation ("Sealy"), Illinova Corporation/ Illinois Power
                                                            Co.; Trustee of Equity Residential Properties Trust
                                                            ("ERPT"); and Vice President of First Capital Benefits
                                                            Administrators, Inc. ("Benefits Administrators") from July
                                                            1987 until November 1995. Benefits Administrators filed a
                                                            petition under the Federal bankruptcy laws on January 3,
                                                            1995 which resulted in its liquidation on November 15, 1995.

                                                                 PRINCIPAL POSITIONS WITH THE COMPANY;
                                                                 PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                                  AGE            FIVE-YEAR EMPLOYMENT HISTORY
----                                                  ---        --------------------------------------
Samuel Zell..................................          55   Chairman of the Board of the Company since August 1993;
                                                            Director of the Company since 1980; previously Chairman of the Board from 1984 through 1988; Chairman of the Board of
                                                            Anixter, EGI, and MHC; Chairman of the Board and Chief
                                                            Executive Officer of Capsure; Co-Chairman of the Board of
                                                            Revco; Chairman of the Board of Trustees of ERPT; and
                                                            Director of Chart House Enterprises, Inc., Quality Food,
                                                            Sealy, Ramco Energy plc and TeleTech Holdings, Inc. See
                                                            "Security Ownership of Certain Beneficial Owners" for a
                                                            discussion of Mr. Zell's relationship with Equity.
Jordan B. Allen..............................          34   Senior Vice President and General Counsel of the Company
                                                            since June 1995; Secretary of the Company since February
                                                            1997; Vice President and General Counsel of the Company from
                                                            August 1993 until June 1995; and a member of Rosenberg &
                                                            Liebentritt, P.C. from September 1990 until December 1996.
Kathryn F. Gray..............................          33   Controller, Chief Accounting Officer, and Treasurer of the
                                                            Company since March 1996; Assistant Controller and Assistant
                                                            Treasurer of the Company from October 1995 until March 1996;
                                                            Director of Accounting of the Company from January 1995
                                                            until October 1995; Manager of Accounting of the Company
                                                            from January 1994 until January 1995; Senior Accountant of the Company from August 1993 until January 1994; Internal
                                                            Auditor of Equity Asset Management, Inc., a subsidiary of
                                                            EGI, from September 1992 until August 1993; and Business
                                                            Manager of Dealer Operating Control Service, Inc. from July
                                                            1988 until May 1992.
R. Anthony McKinnon..........................          57   Executive Vice President -- Operations of the Company and
                                                            President of The Delta Queen Steamboat Co. ("Delta Queen")
                                                            and Great Hawaiian Cruise Line, Inc., the Company's primary operating subsidiary for American Hawaii Cruises ("American
                                                            Hawaii"), since June 1996; Executive Vice President --
                                                            Operations of the Company and President and Chief Operating
                                                            Officer of American Hawaii from February 1994 through June
                                                            1996; Principal of Graycon Group, Inc., from October 1992
                                                            through February 1994, which provides marketing and
                                                            strategic planning services to travel clientele; Senior Vice
                                                            President -- International Alliances of USAir, Inc.
                                                            ("USAir") from May 1992 through October 1992; and Senior
                                                            Vice President -- Corporate Planning of USAir from May 1991 through May 1992.
J. Scott Young...............................          46   Executive Vice President and Chief Operating Officer of
                                                            Delta Queen since July 1992; Executive Vice President and
                                                            Chief Operating Officer of American Hawaii since June 1996;
                                                            and Executive Vice President of Delta Queen from August 1989 through July 1992.

                                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                                   AGE            FIVE-YEAR EMPLOYMENT HISTORY
----                                                   ---        --------------------------------------
Russel Varvel................................          52   Executive Vice President and General Sales Manager of Delta
                                                            Queen and American Hawaii since June 1996; Senior Vice
                                                            President -- Sales and Marketing of Delta Queen from June
                                                            1995 through June 1996; and Senior Vice President -- Sales of Delta Queen from January 1991 through June 1995.
James Nobles.................................          49   Executive Vice President -- Honolulu Operations of American
                                                            Hawaii since July 1995; and various positions with American
                                                            Airlines, Inc. from 1969 through May 1995, including
                                                            Managing Director -- Kennedy International Airport.

BOARD COMMITTEES AND BOARD OF DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors has an Executive Committee which during 1996 consisted of Messrs. Calian and Zell and Mrs. Rosenberg. The Executive Committee possesses and may exercise the full and complete authority of the Board of Directors in the management and business affairs of the Company during the intervals between the meetings of the Board of Directors. All action by the Executive Committee is reported to the Board of Directors at its next meeting and such actions are subject to revision and alteration by the Board of Directors, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board of Directors. Vacancies on the Executive Committee are filled by the Board of Directors. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board of Directors to act in the place, and with all the authority, of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced. The Executive Committee did not hold any meetings in 1996.

     The Company has an Audit Committee which consists of Messrs. Jacob and Jacoby and the Honorable Mrs. Boggs. The Audit Committee has the power to (i) recommend to the Board of Directors the independent certified public accountants to be selected to serve the Company, (ii) review with the independent certified public accountants the planned scope and results of the annual audit, their reports and recommendations, (iii) review with the independent certified public accountants matters relating to the Company's system of internal controls, and
(iv) review all transactions between the Company and related parties. The Audit Committee held two meetings in 1996.

     The Company has a Compensation Committee which consists of Mr. Jacob and Mrs. Lurie. The Compensation Committee exercises certain powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee did not hold any meetings in 1996, but did approve various actions by unanimous written consents in lieu of a meeting.

     During 1996, the Company's Board of Directors held four meetings. All Directors, other than Mr. Jacoby, were present for at least 75% of the meetings of the Board and committees they were eligible to attend. Mr. Jacoby was present for 50% of such meetings.

                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth all compensation awarded to, earned by, or paid to the Chief Executive Officer during 1996 and to those persons who were, at December 31, 1996, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                        COMPENSATION
                                             ANNUAL COMPENSATION    ---------------------
                                             --------------------   SECURITIES UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)    OPTIONS/SARS(#)(1)     COMPENSATION($)(2)
    ---------------------------       ----   ---------   --------   ---------------------   ------------------
Philip C. Calian                      1996    200,000    129,050          202,180/0               8,250
  President and Chief                 1995    201,446          0           70,000/0               5,895
  Executive Officer                   1994         --         --           30,000/0                  --
R. Anthony McKinnon                   1996    209,530    166,400          120,000/0               9,000
  Executive Vice President -          1995    200,000          0          0/100,000               5,895
  Operations; President of            1994    180,000    100,000          100,000/0                   0
  American Hawaii
  and Delta Queen
James Nobles                          1996    161,153     89,600           12,000/0               2,584
  Executive Vice President -          1995     69,231     50,000           25,000/0               4,253
  Honolulu Operations                 1994         --         --                 --                  --
  of American Hawaii
J. Scott Young                        1996    167,077     46,817           75,000/0               7,500
  Executive Vice President            1995    140,000      9,450           0/45,000               5,895
  and Chief Operating Officer of      1994    131,538     30,339                0/0               5,262
  American Hawaii and Delta Queen
Russel Varvel                         1996    156,682     46,081           60,000/0               7,500
  Executive Vice President/           1995    143,138      9,390           0/40,000               5,895
  General Sales Manager of American   1994    136,398     21,616                0/0               6,000
  Hawaii and Delta Queen

---------------
(1) In December 1996 the Company terminated 100,000, 45,000 and 40,000 Options and an equal number of Share Appreciation Rights ("SARs") previously granted to Messrs. McKinnon, Young and Varvel, respectively, and issued replacement Options to such individuals for the same number of underlying securities with vesting over the same period as the SARs.

(2) Reflects amounts paid under the Advantage Savings Retirement Plan, a plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), for both the discretionary profit sharing component and matching contribution. Also reflects, for Mr. Nobles, $4,253 of reimbursable moving expenses paid by the Company in 1995.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ----------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                               NUMBER OF       % OF TOTAL                                     AT ASSUMED ANNUAL RATES
                               SECURITIES       OPTIONS                                     OF STOCK PRICE APPRECIATION
                               UNDERLYING      GRANTED TO      EXERCISE OR                      FOR OPTION TERM(1)
                                OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION    ---------------------------
            NAME              GRANTED (#)    FISCAL YEAR(2)      ($/SH)          DATE        5%($)(3)        10%($)(4)
            ----              -----------    --------------    -----------    ----------     --------        ---------
Philip C. Calian............    202,180(5)       23.49             8.75        10/18/06      1,112,562        2,819,450
R. Anthony McKinnon.........      5,000(6)        0.58             9.50        02/01/06         29,872           75,703
                                 15,000(7)        1.74             9.25        12/03/06         87,259          221,132
                                100,000(8)       11.62            10.25        12/12/06        644,617        1,633,586
James Nobles................      5,000(6)        0.58             9.50        02/01/06         29,872           75,703
                                  7,000(7)        0.81             9.25        12/03/06         40,721          103,195
J. Scott Young..............      5,000(6)        0.58             9.50        02/01/06         29,872           75,703
                                 25,000(7)        2.90             9.25        12/03/06        145,432          368,553
                                 45,000(8)        5.23            10.25        12/12/06        290,078          735,114
Russel Varvel...............      5,000(6)        0.58             9.50        02/01/06         29,872           75,703
                                 15,000(7)        1.74             9.25        12/03/06         87,259          221,132
                                 40,000(8)        4.65            10.25        12/12/06        257,847          653,434

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock price.

(2) Does not include options granted to non-employee Directors. If grants to non-employee Directors were included, the percentages would be 22.57% for Mr. Calian; 13.40% for Mr. McKinnon; 1.34% for Mr. Nobles; 8.37% for Mr. Young; and 6.70% for Mr. Varvel.

(3) Assumes a stock price of: $14.25 at the end of ten years for options granted to Mr. Calian; $15.47 at the end of ten years for the options granted at an exercise price of $9.50 to Messrs. McKinnon, Nobles, Young and Varvel; $15.07 at the end of ten years for the options granted at an exercise price of $9.25 to Messrs. McKinnon, Nobles, Young and Varvel; and $16.70 at the end of ten years for the options granted at an exercise price of $10.25 to Messrs. McKinnon, Young and Varvel.

(4) Assumes a stock price of: $22.70 at the end of ten years for options granted to Mr. Calian; $24.64 at the end of ten years for the options granted at an exercise price of $9.50 to Messrs. McKinnon, Nobles, Young and Varvel; $23.99 at the end of ten years for the options granted at an exercise price of $9.25 to Messrs. McKinnon, Nobles, Young and Varvel; and $26.59 at the end of ten years for the options granted at an exercise price of $10.25 to Messrs. McKinnon, Young and Varvel.

(5) Options were granted to Mr. Calian on October 18, 1996. One-third are exercisable one year after the initial grant, one-third are exercisable two years after the initial grant and one-third are exercisable three years after the initial grant; unless the Company's common stock price appreciates by more than 30%, compounded annually, for any 30-day period, at which time all the options are exercisable.

(6) Options were granted to Messrs. McKinnon, Nobles, Young and Varvel on February 1, 1996. One-third are exercisable one year after the initial grant, one-third are exercisable two years after the initial grant and one-third are exercisable three years after the initial grant.

(7) Options were granted to Messrs. McKinnon, Nobles, Young and Varvel on December 3, 1996; one-third are exercisable one year after the initial grant, one-third are exercisable two years after the initial grant and one-third are exercisable three years after the initial grant.

(8) Reflects replacement Options granted to Messrs. McKinnon, Young and Varvel on December 12, 1996. One-third were immediately exercisable, one-third are exercisable one year after the initial grant and one-third are exercisable two years after the initial grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS
                                          SHARES                     OPTIONS AT FY-END(#)        AT FY-END($)
                                       ACQUIRED ON       VALUE           EXERCISABLE/            EXERCISABLE/
NAME                                   EXERCISE(#)    REALIZED($)       UNEXERCISABLE            UNEXERCISABLE
----                                   -----------    -----------   ---------------------    --------------------
Philip C. Calian.....................       0              0             58,333/258,847          36,282/957,105
R. Anthony McKinnon..................       0              0             33,333/ 86,667          95,832/267,917
James Nobles.........................       0              0              8,333/ 28,667          43,125/201,250
J. Scott Young.......................       0              0             25,000/ 60,000          38,332/152,918
Russel Varvel........................       0              0             20,000/ 46,667          12,958/ 71,167

                         TEN-YEAR OPTION/SAR REPRICINGS

     In December 1996, the Company terminated 100,000, 45,000 and 40,000 Options, with an exercise price of $20.42, and an equal number of SARs, with an exercise price of $10.25, previously granted to Messrs. McKinnon, Young and Varvel, respectively. At the same time, the Company issued 100,000, 45,000 and 40,000 replacement Options to Messrs. McKinnon, Young and Varvel, respectively, with an exercise price of $10.25.

                                      NUMBER OF      MARKET PRICE                                    LENGTH OF
                                     SECURITIES      OF STOCK AT     EXERCISE PRICE               ORIGINAL OPTION
                                     UNDERLYING        TIME OF         AT TIME OF        NEW      TERM REMAINING
                                    OPTIONS/SARS     REPRICING OR     REPRICING OR     EXERCISE     AT DATE OF
                                     REPRICED OR      AMENDMENT        AMENDMENT        PRICE        REPRICING
NAME                      DATE       AMENDED(#)          ($)              ($)            ($)         AMENDMENT
----                      ----      ------------     ------------    --------------    --------   ---------------
Philip C. Calian......        --                --             --              --          --                  --
R. Anthony McKinnon...  12/12/96   100,000/100,000    10.25/10.25     20.42/10.25       10.25     70 mos./86 mos.
James Nobles..........        --                --             --              --          --                  --
J. Scott Young........  12/12/96     45,000/45,000    10.25/10.25     20.42/10.25       10.25     70 mos./86 mos.
Russel Varvel.........  12/12/96     40,000/40,000    10.25/10.25     20.42/10.25       10.25     70 mos./86 mos.

                           COMPENSATION OF DIRECTORS

     In 1996, the Company paid its non-employee Directors an annual retainer of $15,000, paid quarterly. In addition, in June 1996, the Company granted to the non-employee Directors options to purchase 5,000 shares at the then current market price of $7.97 per share. Directors who are also employees of the Company did not receive any additional remuneration for serving as Directors in 1996.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the 1996 year, the members of the Compensation Committee of the Board of Directors were Mr. Jacob and Mrs. Lurie. During 1996, the following relationships existed:

     Mrs. Rosenberg was an executive officer and director of the Company and a director and member of the Compensation Committee of Anixter and Mr. Zell was an executive officer and director of Anixter and an executive officer and director of the Company.

     Mrs. Rosenberg was an executive officer and director of the Company and was a trustee and member of the Compensation Committee of ERPT and Mr. Zell was an executive officer and director of the Company and an executive officer and trustee of ERPT.

     Mr. Zell and Mrs. Rosenberg also served as members of the Board of Directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mr. Zell and/or Mrs. Rosenberg.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Compensation Committee Report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for recommending to the Board of Directors the Company's compensation policy for executive officers. As a rule, the Company's policy is to pay base salaries and bonuses that are both competitive in the marketplace and which will attract and retain highly qualified personnel. In addition, through grants of stock options, the Company provides meaningful incentives intended to reward both individual and corporate performance as well as linking its executive officers' interests with those of the Company's stockholders. To the extent consistent with its compensation policy, it is the Company's intent to structure its compensation in a manner which will comply with the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 regarding the deductibility of executive compensation under Section 162(m) of the Code.

ANNUAL COMPENSATION

     The Company has adopted a competitive salary and bonus structure for its executive officers based on a review of local and national peer group salary surveys. Base salaries for executive officers are reviewed annually and are designed to be competitive with other well-managed companies in the travel, leisure and entertainment industry, as adjusted by sales volume and profitability. This group includes, but is not limited to, the companies contained in the Peer Group Index selected by the Company for purposes of the Performance Graph set forth below. Annual increases are based, in part, on an executive officer's responsibilities, performance evaluations and expected future contributions. Factors considered in evaluating the performance of an executive officer include the achievement of pre-established quantitative goals that are specific to an individual's and the Company's performance.

     Incentive compensation, in the form of annual bonuses, is closely tied to the Company's performance, provided that certain overall corporate goals are met. This form of compensation, available to the Company's managers, including its executive officers, is set in a manner that is intended to encourage continued profitability and to enhance stockholder value. The Company has two bonus plans, the Performance Management Objectives ("PMO") Bonus Plan and the Executive Bonus Plan, which are available to employees based on their position within the Company. Under the Company's bonus plans, each participant receives an annual review to determine what, if any, bonus should be paid, and awards are based on the Company's performance during the year as compared to budgeted operating income approved by the Board. The Company made payments to employees under each bonus plan for 1996.

LONG-TERM COMPENSATION

     The Compensation Committee believes that whereas bonus programs provide rewards for positive short-term individual and corporate performance, the interests of stockholders are best served by giving executive officers the opportunity to participate in the appreciation of the Company's stock through the granting of stock options. The Compensation Committee believes that over an extended period of time, stock performance will, to a meaningful extent, reflect individual performance, and that such arrangements further reinforce management goals and incentives to achieve stockholder objectives. Under the Company's 1992 Stock Option Plan, the Compensation Committee determines those officers to whom, and the time or times at which, stock options will be awarded as well as the number of shares. The number of shares granted to an individual is based upon established guidelines relating to the recipient's position, salary and the Company's stock price.

During 1996, the Company granted options to purchase 860,680 shares to officers and management employees of the Company and its subsidiaries.

     Due to the adverse cash impact and accounting treatment resulting from outstanding Stock Appreciation Rights ("SARs"), and to ensure consistency among long-term compensation granted to senior management, in 1996, the Company terminated all SARs previously granted to Messrs. McKinnon, Young and Varvel. At the same time, the Company terminated Options with an exercise price of $20.42 previously granted to Messrs. Young and Varvel in 1993 and Mr. McKinnon in 1994. In December 1996, the Company issued 100,000, 45,000 and 40,000 replacement Options to Messrs. McKinnon, Young and Varvel, respectively, with an exercise price of $10.25.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that the compensation of the Company's Chief Executive Officer should be both competitive and based on Company performance. In 1996, Mr. Calian was paid a salary of $200,000, approximately the same salary he received in 1995. In addition, Mr. Calian received a bonus totaling $129,500 in 1996 under the Company's various bonus plans. The Compensation Committee believes that Mr. Calian's salary and bonus are less than those of Chief Executive Officers at companies of similar size in the travel industry and otherwise below market given the Company's performance. Consistent with Mr. Calian's desire to receive a significant portion of his compensation in the form of stock options and the Company's desire to establish a long-term, incentive compensation arrangement with Mr. Calian, in 1996, the Company granted to Mr. Calian options to purchase 202,180 shares at the then current market price.

COMPENSATION COMMITTEE
JERRY R. JACOB
ANN LURIE

                               PERFORMANCE GRAPHS

     Below is a graph comparing total stockholder return on the Company's Common Stock, from March 1992 through 1996, with a peer group comprised of 22 entertainment and leisure companies and a published industry index, the S&P 500, as required by the rules of the SEC. The graph begins for the peer group and the S&P 500 at February 29, 1992 and for the Company at March 6, 1992, the date of its initial public offering of Common Stock.

         MEASUREMENT PERIOD                AMERICAN        S&P 500 ($)          PEER              PEERS +
        (FISCAL YEAR COVERED)              CLASSIC                              GROUP              YOUR
                                             ($)                                ONLY ($)         COMP ANY
                                                                                                   ($)
MARCH 1992                                  100.00            100.00            100.00            100.00
1992                                         98.15            108.26            113.71            113.64
1993                                        130.00            119.17            130.37            130.36
1994                                        102.03            120.74            130.89            130.74
1995                                         82.89            166.12            158.54            158.20
1996                                        100.04            204.26            165.95            165.65

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the rules of the SEC, the Company is required to report, based on its review of reports to the SEC, about transactions in its Common Stock furnished to the Company and written representations of its Directors, officers and 10% stockholders that: Equity-DQSB, Inc., Mmes. Lurie and Rosenberg and Messrs. Zell and Greenberg filed a Form 4 late for October 1996 late on November 12, 1996 which reported the acquisition by Equity-DQSB, Inc. of 20,000 shares of common stock. In addition Messrs. Varvel and Nobles filed Form 3's late which reported the ownership of stock options.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 9, 1997, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME OF ADDRESS OF                      AMOUNT AND NATURE OF     PERCENT
                   BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)   OF CLASS
                  ------------------                     -----------------------   --------
Equity-DQSB, Inc.(2)...................................           7,179,747(3)       51.5%
Two N. Riverside Plaza
Chicago, IL 60606

---------------
(1) The number of shares of the Company's Common Stock indicated as beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Equity is an Illinois corporation and a wholly owned subsidiary of EGI. EGI's stockholders are, directly or indirectly, trusts created for the benefit of Mr. Zell and Mrs. Lurie, both Directors of the Company, and their respective families.

(3) Shares are held at seven financial institutions as collateral for loans to Equity. Under the various loan agreements, the institutions cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following information is furnished as of April 9, 1997, with respect to the shares of the Company's Common Stock beneficially owned by each Director and the executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group. Information concerning the Directors and officers and their security holdings has been furnished by them to the Company.

                                                                   SHARES UPON
                    NAME OF                       SHARES OF        EXERCISE OF
               BENEFICIAL OWNER                  COMMON STOCK    STOCK OPTIONS(1)    TOTAL(2)     PERCENT
               ----------------                  ------------    ----------------    --------     -------
Corinne C. Boggs(3)............................         600           25,645            26,245      *
Philip C. Calian(4)............................      13,410          210,823           224,233      1.6%
Arthur A. Greenberg(3)(5)......................   7,250,347           40,645         7,290,992     52.2%
Jerry R. Jacob(3)..............................      10,600           25,645            36,245      *
Jon E. M. Jacoby(3)(6).........................      10,600           25,645            36,245      *
Ann Lurie(3)(5)................................   7,180,347           20,000         7,200,347     51.6%
R. Anthony McKinnon............................          --           34,999            34,999      *
James Nobles...................................          --            9,999             9,999      *
Sheli Z. Rosenberg(3)(5).......................   7,250,347           40,645         7,290,992     52.2%
Russel Varvel..................................          --           21,666            21,666      *
J. Scott Young.................................         104           26,666            26,770      *
Samuel Zell(3)(5)..............................   7,180,347          120,000         7,300,347     51.9%
All Directors and Executive Officers as a
  Group(3) (14 persons)........................   7,357,914          602,378         7,960,292     54.8%

---------------
 *  Less than 1%.

(1) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within 60 days of the date of this table.

(2) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(3) Includes 600 stock units which convert to Common Stock (on a 1 for 1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares. Assumes the approval of the amendments to the Company's 1992 Stock Option Plan included as Proposal 2 of this Proxy Statement.

(4) Includes Options for 202,180 shares which vested in 1997.

(5) Includes 7,179,747 shares of Common Stock owned by Equity. Equity is a wholly owned subsidiary of EGI. EGI's stockholders are, directly or indirectly, trusts created for the benefit of Mrs. Lurie and Mr. Zell and their respective families. Additionally, Mmes. Lurie and Rosenberg and Mr. Greenberg are trustees or co-trustees for certain of such trusts. Mmes. Lurie and Rosenberg and Messrs. Greenberg and Zell each disclaim beneficial ownership of the shares held by Equity.

(6) Shares are owned by Jacoby Enterprises, Inc., a Wyoming corporation, which is owned by Mr. Jacoby and members of his family. Mr. Jacoby is the controlling stockholder and President of Jacoby Enterprises, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     EGI and its affiliates provided certain administrative support services for the Company, including, but not limited to, tax advisory, investor relations, corporate secretarial and benefit services, for which the Company has been charged by EGI. In 1996, the Company paid approximately $1,019,000 for such services performed by EGI and its affiliates. Additionally, the Company and certain of its subsidiaries lease office space from a company affiliated with EGI at Two North Riverside Plaza, Chicago, Ill. 60606. The Company paid approximately $166,956 during 1996 for such office space.

     The Company paid approximately $402,300 during 1996 to the law firm, Rosenberg & Liebentritt, P.C. of which Mrs. Rosenberg is a member and Jordan B. Allen, Senior Vice President, General Counsel and Secretary of the Company was a member through 1996. This amount included approximately $315,200 in salary, benefits and payroll expenses which the Company reimbursed at cost for Mr. Allen, a full-time administrative assistant and a part-time paralegal. Beginning in January 1997, Mr. Allen became a full-time employee of the Company. For 1996, the Company paid approximately $71,000 to the accounting firm of Greenberg & Pociask Ltd., of which Mr. Greenberg was a member. This amount included approximately $25,000 in salary and expenses which the Company reimbursed at cost for the salary of a tax accountant. The Company paid approximately $14,100 to Seyfarth, Shaw, Fairweather & Geraldson ("Seyfarth"), during 1996 for legal services. Mrs. Rosenberg's husband is a partner at Seyfarth.

     These arrangements with EGI and its affiliates were approved by a majority of the non-affiliated members of the Board of Directors, and were conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     As of March 31, 1997, Mr. McKinnon, an executive officer of the Company, owed $120,000 on a loan made by the Company during 1995 for relocation related and miscellaneous expenses. The loan bears interest at the prime rate plus 2%, payable quarterly in arrears. The largest amount owed and the balance at December 31, 1996 was $150,000 plus accrued interest. The loan is due and payable on the first to occur of July 1, 2000, and the six (6) month anniversary of the date Mr. McKinnon is no longer employed by the Company.

                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
                             1992 STOCK OPTION PLAN
                                  (PROPOSAL 2)

     The Company seeks stockholder approval of amendments to the Company's 1992 Stock Option Plan (the "Plan") to: (i) increase the number of shares of common stock authorized under the Plan; (ii) expand the type of awards permitted under the Plan to include stock units or grants, performance shares and reload options to purchase additional shares if shares are delivered in payment for any other interest, in addition to the non-qualified stock options ("NQSO"), incentive stock options ("ISO") and stock appreciation rights already authorized under the Plan; (iii) grant stock units to non-employee directors as annual compensation; and (iv) ratify performance objectives under the Plan established by the Compensation Committee to comply with Section 162(m) of the Code and ensure the Company can maximize the income tax deductions for grants made under the Plan. The Board approved the amendments to the Plan as of December 31, 1996 as set forth on Exhibit A attached to this Proxy Statement and recommended that they be submitted to the stockholders of the Company for approval.

     As of December 31, 1996, there were 495,763 shares available for issuance under the Plan. One amendment to the Plan will increase the number of shares eligible under the Plan from 2,000,000 to 3,000,000. Such amendment will not result in any new plan benefits to participants under the Plan. The exercise price for all Options granted under the Plan, subsequent to the initial grants on March 5, 1992, shall not be less than the fair market value of the underlying Common Stock at the time the Option is granted. As of April 18, 1997, the price of the Common Stock was $9.88.

     At the same time, the Company believes that additional forms of awards under the Plan may be beneficial. These additional awards include stock units or grants, performance shares and reload options to purchase additional shares if shares are delivered in payment for any other interest. Any awards granted under the Plan must be approved by the Compensation Committee of the Board of Directors. The additional types of authorized awards can be summarized as follows:

Stock Units or Grants

     A stock unit is a right to receive a share of Common Stock. When a stock unit is granted, the Compensation Committee will determine the conditions that need to be satisfied before the unit is vested and a share is issued, and will specify the number of units (corresponding to shares of Common Stock) covered by the grant. No shares are actually issued unless the applicable conditions are satisfied; however, the Compensation Committee may provide that the grantee will receive credit for dividends paid on shares to which the stock units correspond, with such dividend equivalents payable to the extent that shares are actually issued.

     A stock grant involves actual Common Stock issued to the grantee. Such stock may be "restricted," in which case it will be subject to conditions that could cause it to be forfeited by the grantee. The Compensation Committee may instead provide that the stock is "unrestricted," in which case it will not be subject to such conditions. In either case, the Compensation Committee will determine whether the grantee must make any payment for the stock, and whether the grantee's rights as a stockholder (e.g., voting and dividend rights) will be subject to any special restrictions.

Performance Shares

     Performance Shares may be like stock units or a restricted stock grant. Under them, the condition that determines whether stock is issued (if they are structured like stock units) or whether it is forfeited (if they are structured like restricted stock) is related to performance. This may involve the Company's performance, the grantee's performance, or a combination of factors.

Reload Options

     A reload option is a stock option automatically granted under the Plan any time that a grantee thereunder exercises an Option and pays the exercise price by surrendering already owned shares of Common Stock. Under a reload option, the number of shares covered by the grant is equal to the number of shares surrendered in payment and the exercise price is the fair market value of the Common Stock on the date of exercise. Reload options ensure that the ownership percentage of a grantee using shares to pay for stock is not diluted; the combined number of shares actually owned and subject to option before and after the exercise remains the same for a grantee receiving a reload grant.

     Beginning in January 1997, the Company began paying its non-employee Directors through the grant of stock units. For the six-month period from January through June 1997, the Company granted to each non-employee Director 600 stock units which will vest upon, and be subject to, stockholder approval. For the twelve-month period beginning July 1997, and each twelve-month period thereafter, the Company will pay its non-employee Directors stock units with a market value of $30,000 at the time of the grant. This will replace the $15,000 annual retainer and annual grant of 5,000 options previously paid to Directors. Directors who are also employees of the Company have not and will not receive any additional renumeration for serving as Directors.

     The Company desires to make the Plan, to the extent possible, comply with
Section 162(m) of the Code to ensure the Company can maximize the income tax deductions for grants made under the Plan. Section 162(m) of the Code limits the deduction a publicly held corporation may take to the extent compensation exceeds $1,000,000 for certain employees. This limit does not apply to compensation paid solely from Options granted with exercise prices at or above fair market value on the grant date, or compensation paid due to meeting stated performance goals, provided the goals are determined by the Compensation Committee and approved by the stockholders of the Company. Therefore, the Compensation Committee has identified certain performance based objectives which may be used and the Board of Directors has approved amendments to the Plan to include such measures. By approving the amendments to the Plan, the stockholders will be approving the performance goals identified by the Compensation Committee of the Board.

     There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NQSO under the Plan. Upon exercise of a NQSO, a participant will recognize ordinary income in an amount equal to
(i) the fair market value on the date of the exercise of the acquired shares of common stock, less (ii) the exercise price of the NQSO, and the Company will be entitled to a tax deduction in the same amount. Upon exercise of an ISO, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares of common stock. If the Option is exercised no later than three (3) months after the termination of the participant's employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the Option within two (2) years from the date of the Option was granted and within one (1) year after the exercise of the Option, the gain on the sale will be treated as long term capital gain. The excess of the fair market value of the common stock acquired upon exercise over the option price constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code. The Company is not entitled to any tax deduction at the time of the exercise of an ISO. If the participant sells the shares received upon the exercise of an ISO in less than the required holding period, the participant will recognize ordinary income in an amount equal to the lesser of
(i) the fair market value of the common stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, and the Company will be entitled to a deduction in the same amount.

     The amendments to the Plan shall not take effect until approved by the stockholders of the Company. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting is required for approval of the Amendment.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1992 STOCK OPTION PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY A STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick, L.L.P. have been the principal auditors for the Company for the past year. Representatives of KPMG Peat Marwick, L.L.P. are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     A proposal submitted by a stockholder for the 1997 Annual Meeting of the Company must be received by the Secretary of the Company, Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, by December 29, 1997, in order to be eligible to be included in the Company's proxy statement for that meeting.

                                   CONCLUSION

     The Company knows of no other business which will be presented at the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          Jordan B. Allen

                                          Jordan B. Allen
                                          Secretary

April 28, 1997
Chicago, Illinois

                                   EXHIBIT A

                    AMENDMENT TO THE 1992 STOCK OPTION PLAN

     WHEREAS, it is the intent of the Corporation to pay its non-employee members of the Board of Directors a sum of Thirty Thousand Dollars ($30,000.00) per year, payable in the form of stock units in the Corporation's common stock; and

     WHEREAS, in order to effect the foregoing, certain amendments must be made to the Corporation's 1992 Stock Option Plan, as amended (the "Plan").

     RESOLVED, that the second paragraph of Section 1 of the Plan shall be deleted in its entirety and replaced with the following text:

          Pursuant to the 1992 Plan as amended, certain directors, officers, key employees and consultants will be offered the opportunity to acquire common stock through the grant of certain interests, including: (a) "non-qualified" stock options ("NQSOs"); (b) for key employees only, "incentive stock options" ("ISOs") (which term, when used herein, shall have the meaning ascribed thereto by Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (c) stock appreciation rights ("SARs") or phantom shares; and (d) stock units or grants; (e) performance shares; and (f) reload options to purchase additional shares if shares are delivered in payment for any other interest. The term "Options" hereinafter shall refer to all of the foregoing interests. The term "Subsidiary" hereinafter shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Corporation as the term is defined in
     Section 424 of the Code determined as if the Corporation were the employer corporation. The Options designated as ISOs and the provisions of the 1992 Plan applicable thereto shall be interpreted in a manner consistent with
     Section 422 of the Code and all valid regulations issued thereunder.

     FURTHER RESOLVED, that Section 4 of the Plan shall be deleted in its entirety and replaced with the following text:

          Except as provided in Subparagraphs 7(i) and 7(j) and Paragraph 9, the number of shares that may be issued or transferred pursuant to the exercise of NQSOs, ISOs, or stock units granted under the 1992 Plan as amended shall not exceed 3,000,000 shares of the common stock of the Company (the "Common Stock"). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. The number of shares subject to SARs shall not exceed 3,000,000 less the number of shares that may be issued or transferred pursuant to the exercise of NQSOs, ISOs or stock units granted under the 1992 Plan. The number of shares that may be subject to Options granted to any director, officer, employee or consultant in any year cannot exceed 500,000 shares. Any shares subject to an Option, which, for any reason, expires or is terminated unexercised, may again be subject to an Option under the 1992 Plan.

     FURTHER RESOLVED, that Section 8 shall be deleted in its entirety, including the heading, and replaced with the following text:

          8. Special Provisions Under Code Section 162(m).

             (a) The provisions of this Section 8 shall apply only to persons designated by the Committee as individuals who are or who are likely to become "covered employees," within the contemplation of Section 162(m) of the Code; provided that, if an individual is so designated and the Committee determines that such individual is not a covered employee for the year in which the Company is entitled to a deduction with respect to income he recognizes for Federal income tax purposes in connection with an Option, the provisions of this Section 8 shall not apply to such Option. The provisions of this Section 8 shall only apply to conditions, restrictions and limitations applicable to Options that are related to the performance of the Company and if the provisions of this Section 8 are necessary so that the Option qualifies as "qualified performance-based compensation" as defined in Treasury Regulation
        Section 1.162-27(e)(2). In the event of any inconsistencies between this

        Section 8 and the other Plan provisions within the scope of the foregoing, the provisions of this Section 8 shall control with respect to covered employees.

             (b) As soon as practicable following the grant of an Option subject to this Section 8 (but in no event more than ninety (90) days after the date of grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Option. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders' equity; or the Company's financial performance versus peers. The Committee may select among the goals specified, which need not be the same for each participant or each Option.

             (c) With respect to each Option described in paragraph (b), the Committee shall (at the same time it is making the determinations under paragraph (b)) determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Option.

             (d) In connection with the Options described in paragraph (b), no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

             (e) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraph (b) and
        (c). Except as provided in the preceding sentence, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

             (f) Individual performance shall not be reflected in a performance-related goal under this Section 8. However, the Committee may retain the discretion to treat a performance-related goal as not having been satisfied due to the failure of a Participant to meet individual performance goals.

             (g) If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying provisions of this Plan (including this Section 8(g)) that conflict with this Section 8 to a covered employee, then the Committee may, in its sole discretion, apply such Section or Sections to the covered employee without regard to the exceptions to such Section or Sections that are contained in this
        Section 8.

     FURTHER RESOLVED, that Section 13 shall be deleted in its entirety, including the heading, and replaced with the following text:

          Non-Employee Board of Director Stock Units. Notwithstanding anything herein to the contrary, effective January 1, 1997, the Corporation will pay each non-employee member of the Board, as of the first day of each applicable period, a certain number of stock units as an annual retainer, subject to the provisions hereof. The number of stock units for each Director will be determined as follows: (a) for the period of January 1, 1997 through June 30, 1997, the sum of $7,500 will be divided by the "Market Value" of the common stock of the Corporation, as set forth below (the "Partial Year Grant"); and (b) for every twelve (12) month period commencing July 1, 1997 and thereafter, the sum of $30,000 will be divided by the Market Value. The Market Value of the common stock of the Corporation will be the average closing price for the five (5) trading days preceding any grant date. The number of stock units so determined will be rounded to the nearest one-hundred (100) shares. The stock units will be converted into an equal number of shares of common stock at any time or times after the stock units are fully vested, as selected by each Director prior to each grant of such stock units. Any distribution on the common stock will either be distributed to the holder of the stock units or will result in an equitable adjustment in the number of stock units as determined by the Committee. The number of stock units will also be equitably adjusted for stock splits and similar events. No stock units shall be deemed vested prior to stockholder approval hereof, after which the Partial Year Grant shall be deemed vested. Subsequent grants of stock units will vest at the rate of 25% on the first day of each calendar quarter. Any unvested stock units will be forfeited if the holder is not a director at the time of vesting and any previous distributions on forfeited shares will be subject to recapture upon determination of the Committee.

                                                                      0747-PS-97

                                 DETACH HERE
                          AMERICAN CLASSIC VOYAGES CO.
              TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS  60606
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 1997
R
O
X         The undersigned hereby appoints SAMUEL ZELL and PHILIP C. CALIAN, or
Y either of them, with individual power of substitution, proxies to vote all shares of Common Stock of American Classic Voyages Co. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Chicago, Illinois, on June 11, 1997, and any adjournment thereof.

            1. Authority to vote for the election as directors of the group of eight nominees proposed by the Board of Directors listed below:

                Corinne C. Boggs, Philip C. Calian, Arthur A. Greenberg, Jerry
                R. Jacob, Jon E.M. Jacoby, Ann Lurie, Sheli Z. Rosenberg and Samuel Zell

            2. To approve Certain Amendments to the Company's 1992 Stock Option Plan.

            3. In their discretion, the Proxy Agents are authorized to vote such other matters as may properly come before the meeting.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY AGENTS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]


/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED
FOR AUTHORITY TO VOTE FOR THE ELECTION AS DIRECTORS OF THE GROUP OF EIGHT
NOMINEES PROPOSED BY THE BOARD OF DIRECTORS LISTED ON THE OTHER SIDE, AND FOR
AUTHORITY TO VOTE FOR PROPOSAL 2.

                                                                                                 FOR         AGAINST       ABSTAIN
1.  Election of Directors (see reverse).              2.  Approve Certain  Amendments to        /  /          /   /         /   /
                                                          the Company's 1992 Stock Option
                 FOR            WITHHELD                  Plan.
                /  /             /   /

                                                      3.  In their discretion, the Proxy Agents are authorized to vote upon such other matters as may properly come before the
                                                          meeting.


/   /
     --------------------------------------
     For all nominees except as noted above                      MARK HERE
                                                                FOR ADDRESS /     /
                                                                CHANGE AND
                                                                NOTE AT LEFT


                                                      Note:  Please sign as name appears hereon.  Joint owners should each sign.
                                                      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.






Signature:                                      Date:              Signature:                                   Date:
          -------------------------------------      --------------           ----------------------------------      -------------
